Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

●	Form S-3 No. 333-287893 pertaining to the Shelf Registration Statement
●	Form S-8 No. 333-231176 pertaining to SouthState Corporation 2019 Omnibus Incentive Plan
●	Form S-8 No. 333-251017 pertaining to SouthState Corporation Amended and Restated 2002 Employee Stock Purchase Plan
●	Form S-8 No. 333-249759 pertaining to SouthState Corporation 2020 Omnibus Incentive Plans
●	Form S-8 No. 333-249167 pertaining to SouthState Corporation Non-Employee Directors Deferred Income Plan
●	Form S-8 No. 333-240317 pertaining to SouthState Corporation Deferred Income Plan
●	Form S-8 No. 333-239028 pertaining to various Incentive Plans assumed by SouthState Corporation during the merger with CenterState Bank Corporation on June 7, 2020
●	Form S-8 No. 333-279205 pertaining to SouthState Corporation Amended and Restated 2020 Omnibus Incentive Plan

of our reports dated February 20, 2026, with respect to the consolidated financial statements of SouthState Bank Corporation and the effectiveness of internal control over financial reporting of SouthState Bank Corporation included in this Annual Report (Form 10-K) of SouthState Bank Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Birmingham, Alabama

February 20, 2026